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                                                                                                                       EXHIBIT 99(b)

                                                    REVOCABLE ESOP PARTICIPANT DIRECTION FORM

                                                             HARVEST FINANCIAL CORP.
                                                          EMPLOYEE STOCK OWNERSHIP PLAN

                                                         ANNUAL MEETING OF SHAREHOLDERS
                                                                NOVEMBER 8, 1995

        The undersigned hereby instructs Hawkeye Bank of Dubuque, as Trustee, to vote all shares of the common stock of Harvest
Financial Corp. ("Harvest") which are allocated to the account of the undersigned pursuant to the Harvest Savings Bank, F.S.B.
Employee Stock Ownership Plan and which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting") to
be held at the Hoffman House - Midway Motor Lodge, 3100 Dodge Street, Dubuque, Iowa on Wednesday, November 8, 1995, at 7:00 p.m.,
local time, and at any and all adjournments thereof, as follows:

                                                              FOR             AGAINST         ABSTAIN
                                                              ---             -------         -------

      1.     The approval and adoption of an                  / /               / /             / /
             Agreement and Plan of Reorganization
             and a Plan of Merger (the "Merger
             Agreements"), each dated as of July 24, 1995,
             as amended and restated, that provide for,
             among other things, the merger (the "Merger")
             of Harvest with and into Firstar Corporation
             of Iowa, a wholly owned subsidiary of
             Firstar Corporation, and the Merger.

                                                                                  VOTE
                                                             FOR                WITHHELD
                                                             ---                --------

       2.    The election as directors of all                / /                  / /
             nominees listed below (except as
             marked to the contrary below).

                 Marvin O. Becker
                 James P. Mulgrew
                 Gary C. Werths

                 INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, INSERT THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW:

                 ----------------------------------------------------------

       Unless contrary direction is given, the right is reserved in the sole discretion of a majority of the Board of Directors to distribute votes among some or all of the above nominees in such a manner other than equally so as to elect as directors the maximum possible number of such nominees.

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                                                                   FOR             AGAINST         ABSTAIN
                                                                   ---             -------         -------

       3.    The ratification of the appointment                   / /               / /             / /
             of KPMG Peat Marwick LLP as
             auditors for the 1996 fiscal year.

                                                                   FOR             AGAINST         ABSTAIN
                                                                   ---             -------         -------

       4.    Adjournment of the Annual Meeting to a later date,    / /               / /             / /
             if necessary, to solicit additional proxies in
             the event insufficient votes are cast in
             person or by proxy at the Meeting to approve
             the Merger Agreements.

       The Board of Directors of Harvest recommends a vote "FOR" each of the listed proposals.

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THIS PARTICIPANT DIRECTION FORM WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PARTICIPANT DIRECTION
FORM WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 2 AND FOR EACH OF THE OTHER PROPOSALS.  IF ANY OTHER
BUSINESS IS PRESENTED AT SUCH MEETING, THIS PARTICIPANT DIRECTION FORM WILL BE VOTED BY THOSE NAMED IN THIS IT IN ACCORDANCE
WITH THE DETERMINATION OF A MAJORITY OF THE ESOP COMMITTEE APPOINTED BY THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE
BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.  THIS PARTICIPANT DIRECTION FORM CONFERS
DISCRETIONARY AUTHORITY ON THOSE NAMED IN IT TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS
UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.
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                                    THIS PARTICIPANT DIRECTION FORM IS SOLICITED BY THE BOARD OF DIRECTORS

             The undersigned acknowledges receipt from Harvest prior to the execution of this participant direction form  of notice of the Annual Meeting, a Proxy Statement and Harvest's Annual Report to Shareholders.

Dated: ________________________, 1995


______________________________________                 ______________________________________
PRINT NAME OF SHAREHOLDER                              SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the envelope in which this card was mailed.

/ /   To assist us in our preparation, please check here if you currently plan to attend the Annual Meeting.

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PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PARTICIPANT DIRECTION FORM PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
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